SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2013

POAGE BANKSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35295	45-3204393
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1500 Carter Avenue, Ashland, Kentucky	41101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (606) 324-7196

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 21, 2013, Poage Bankshares, Inc. (the “Company”) and its bank subsidiary, Home Federal Savings and Loan Association (the “Bank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Town Square Financial Corporation (“Town Square Financial”) and its bank subsidiary, Town Square Bank.  Pursuant to the Merger Agreement, the Company will incorporate a subsidiary known as Poage Merger Subsidiary, Inc. (“Poage Merger Subsidiary”) to be merged with and into Town Square Financial, with Town Square Financial as the surviving entity (the “Merger”). Immediately following the Merger, Town Square Financial will be merged with and into the Company, with the Company as the surviving entity (“Company Merger”) and Town Square Bank will be merged with and into the Bank, with the Bank as the surviving entity (the “Bank Merger”).

Under the terms of the Merger Agreement, 55% of the outstanding shares of Town Square Financial common stock will be converted into the right to receive 2.3289 shares of Company common stock for each share of Town Square Financial common stock. Each of the remaining 45% of the outstanding shares of Town Square Financial common stock will be exchanged for $33.86 in cash. Town Square Financial stockholders will have the right to elect to receive cash or Company common stock as outlined above, subject to 55% of Town Square Financial common stock receiving Company common stock in accordance with the proration and allocation procedures contained in the Merger Agreement.

The Merger Agreement and the transactions contemplated thereby are subject to the approval of the stockholders of Town Square Financial, regulatory approvals and other customary closing conditions.  Closing of the Merger is expected to occur in the first or second quarter of 2014.

The Merger Agreement contains customary representations, warranties and covenants of the Company, the Bank, Poage Merger Subsidiary, Town Square Financial, and Town Square Bank.  Town Square Financial has agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or an agreement concerning, or to provide confidential information in connection with, any proposals for alternative business combination transactions.

Pursuant to the Merger Agreement, two current directors of Town Square Financial will be appointed to the Boards of Directors of the Company and the Bank.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events

On October 21, 2013, the Company issued a press release announcing the execution of the Merger Agreement and an investor presentation to the Company’s stockholders, which are filed as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 2.1	Agreement and Plan of Merger by and among Poage Bankshares, Inc., Poage Merger Subsidiary, Inc., Home Federal Savings and Loan Association, Town Square Financial Corporation, and Town Square Bank, dated October 21, 2013

Exhibit 99.1	Press release of Poage Bankshares, Inc. dated October 21, 2013

Exhibit 99.2	Poage Bankshares, Inc. Investor Presentation dated October 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POAGE BANKSHARES, INC.
DATE: October 21, 2013	By:	/s/ Ralph E. Coffman, Jr.
Ralph E. Coffman, Jr.
President and Chief Executive Officer